Exhibit 10.2(B)

YAHOO! INC.

NOTICE OF STOCK OPTION GRANT

[optionee name]

[employee ID]

[address]

You have been granted an option to purchase Common Stock of Yahoo! Inc., a Delaware corporation (the “Company”), as follows:

Date of Grant:	[Date]

Exercise Price per Share:	$[dollars.cents]

Total Number of Shares Granted:	[share number]

Total Price of Shares Granted:	$[dollars.cents]

Type of Option:	U.S. Employee Nonstatutory Stock Option

Vesting Commencement Date	[Date]

Vesting Schedule:

Shares	Description	Vest Date
[#]	[On vest date]	[Date]
[#]	[Daily*]	[Date]
[#]	[Monthly*]	[Date]
[#]	[Quarterly*]	[Date]
[#]	[Semi-Annually*]	[Date]
[#]	[Annually*]	[Date]
[#]		[Date]
[#]		[Date]
[#]		[Date]
[#]		[Date]

[*	The shares shown on this line are scheduled to vest in a series of smaller installments, with the indicated frequency, after the vest date in the prior line (or, if none, the vesting commencement date) through and including the vest date in this line. See the Stock Option Agreement linked below for further details.]

[INSERT IF APPLICABLE: This ‘front loaded’ grant represents [#] years of annual awards.]

Expiration Date:	[Date]

Post-Termination Exercise Period:	This option may be exercised for a period of ninety (90) days after termination of your employment relationship except as set forth in the Stock Option Agreement (but in no event later than the Expiration Date set forth above). You understand and agree that termination of your employment relationship for purposes of this option shall occur on the Termination Date (as defined in the Stock Option Agreement).

Governing Documents:	Stock Option Agreement for U.S. Employees 1995 Stock Plan (the “Plan”)

By your acceptance of this award through the Company’s online acceptance procedure (or by your signature and the signature of the Company’s representative below):

•	you acknowledge receiving and reviewing the Governing Documents (listed above) and the Supplemental Documents (listed below);

•

you agree that this award is granted under and governed by the terms and conditions of the Governing Documents and you agree to be bound by the terms of this Notice of Stock Option Grant and the Governing Documents, all of which are hereby incorporated by reference into this Notice of Stock Option Grant; and

•

you consent to the collection, use and transfer, in electronic or other form, of your personal data as described in the Governing Documents for the purpose of implementing, administering and managing your participation in the Plan.

This Notice of Stock Option Grant shall be construed and determined in accordance with the laws of the U.S. State of Delaware (without giving effect to the conflict of laws principles thereof) and shall be deemed to have been executed and delivered by the parties hereto as of the Date of Grant.

OPTIONEE:	YAHOO! INC.

[Click Here to Accept]	By:	/s/ Marissa A. Mayer

Signature		Marissa A. Mayer

[optionee name]	Title:	Chief Executive Officer
Name

Supplemental Documents:	U.S. Prospectus
Insider Trading Policy

YAHOO! INC.

1995 STOCK PLAN

STOCK OPTION AGREEMENT

FOR U.S. EMPLOYEES

1.	Grant of Option. Yahoo! Inc., a Delaware corporation (the “Company”), hereby grants to the optionee (the “Optionee”) named in the Notice of Stock Option Grant (the “Notice of Grant”), an option (the “Option”) to purchase the total number of shares of Common Stock (the “Shares”) set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the “Exercise Price”) subject to the terms, definitions and provisions of the Yahoo! Inc. 1995 Stock Plan, as amended (the “Plan”), adopted by the Company, which is incorporated in this Stock Option Agreement for U.S. Employees (this “Agreement”) by reference. In the event of a conflict between the terms of the Plan and the terms of this Agreement, the terms of the Plan shall govern. Unless otherwise defined in this Agreement, the terms used in this Agreement shall have the definitions set forth in the Plan.

If designated as an Incentive Stock Option in the Notice of Grant, this Option is intended to qualify as an “incentive stock option” as such term is defined in Section 422 of the Code.

2.	Exercise of Option. This Option shall be exercisable during its term, in whole or in part, in accordance with the Vesting Schedule set forth in the Notice of Grant (the “Vesting Schedule”), this Section 2 and the provisions of Sections 9 and 10 of the Plan as follows:

(i)	Right to Exercise.

(a)	Subject to the earlier termination or expiration of the Option as provided in Section 2(i)(c) or (d) below:

(I)	The description “on vest date” in a Vesting Schedule line indicates that the Option shall become exercisable with respect to the number of Shares set forth in such line on the vest date set forth in such line.

(II)

The description “daily,” “monthly,” “quarterly,” “semi-annually” or “annually” in a Vesting Schedule line indicates that the Option shall become exercisable with respect to the corresponding number of Shares set forth in such line on a daily, monthly, quarterly, semi-annual or annual (as applicable) schedule. In such event, the first vesting installment shall occur on the applicable anniversary (daily, monthly, quarterly, semi-annual or annual, as applicable) of the vest date in the prior line (or, if none, on the applicable anniversary of the vesting commencement date set forth in the Notice of Grant (the “Vesting Commencement Date”)) and vesting installments shall continue to occur on subsequent applicable anniversaries of that date until the option to purchase the full number of Shares set forth in such line is fully vested on the vest

Stock Option Agreement for U.S. Employees (May 2013)	1

date set forth in such line. The number of Shares covered by each such vesting installment shall equal the quotient of (A) the total number of Shares set forth in such line divided by (B) the total number of such anniversaries scheduled to occur from the vest date in the prior line (or, if none, from the Vesting Commencement Date) through and including the vest date in such line; provided that fractional shares shall not vest but shall accumulate.

The date on which any portion of the Option is scheduled to vest pursuant to this Section 2(i)(a) (or otherwise pursuant to this Agreement or the Plan) is referred to as a “vesting date.”

(b)	This Option may not be exercised for a fraction of a share.

(c)	If the Optionee takes an authorized leave of absence, or in the event of the Optionee’s death, disability or other termination of employment, the exercisability of the Option is governed by Sections 6, 7 and 8 below, subject to the limitation contained in Sections 2(i)(d) and (e).

(d)	In no event may this Option be exercised after the expiration date set forth in the Notice of Grant.

(e)	If designated as an Incentive Stock Option in the Notice of Grant, in the event that this Option becomes exercisable at a time or times which, when this Option is aggregated with all other incentive stock options granted to the Optionee by the Company or any Parent or Subsidiary, would result in shares having an aggregate fair market value (determined for each share as of the date of grant of the option covering such share) in excess of $100,000 becoming first available for purchase upon exercise of one or more incentive stock options during any calendar year, the amount in excess of $100,000 shall be treated as a Nonstatutory Stock Option, pursuant to Section 5(b) of the Plan.

(ii)	Method of Exercise.

(a)	This Option shall be exercisable by delivering notice to the Company or a broker designated by the Company in such form and through such delivery method as shall be acceptable to the Company or the designated broker, as appropriate (the “Exercise Notice”). The Exercise Notice shall specify the election to exercise the Option and the number of Shares in respect of which the Option is being exercised, shall include such other representations and agreements as to the holder’s investment intent with respect to such shares of Common Stock as may be required by the Company pursuant to the provisions of the Plan and applicable law, and shall be accompanied by payment of the aggregate Exercise Price for the Shares in respect of which the Option is being exercised and any applicable tax withholding under Section 14 below. This Option shall be deemed to be exercised upon receipt by the Company or the designated broker of such Exercise Notice accompanied by such payment.

Stock Option Agreement for U.S. Employees (May 2013)	2

(b)	As a condition to the exercise of this Option, the Optionee agrees to make adequate provision for federal, state or other tax withholding obligations, if any, which arise upon the exercise of the Option or disposition of Shares, whether by withholding, direct payment to the Company, or otherwise.

(c)	No Shares will be issued pursuant to the exercise of an Option unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any Stock Exchange. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.

3.	Continuance of Employment/Service Required. The Vesting Schedule requires continued employment or service through each applicable vesting date as a condition to the vesting of the applicable installment of the Option and the rights and benefits under this Agreement. Employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Optionee to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services as provided in Sections 6, 7 and 8 below or under the Plan.

4.	Method of Payment. Payment of the Exercise Price shall be by any of, or a combination of, the following methods at the election of the Optionee: (i) cash; (ii) check; (iii) surrender of other shares of Common Stock of the Company which (a) in the case of shares initially acquired from the Company (upon exercise of a stock option or otherwise), have been owned by the Optionee for such period (if any) as may be required to avoid a charge to the Company’s earnings, and (b) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Shares as to which this Option shall be exercised; or (iv) delivery of a properly executed Exercise Notice together with irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds required to pay the Exercise Price; provided that the Administrator may from time to time limit the availability of any non-cash payment alternative.

5.	Restrictions on Exercise. This Option may not be exercised until such time as the Plan has been approved by the stockholders of the Company, or if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any rule under Part 207 of Title 12 of the Code of Federal Regulations (“Regulation G”) as promulgated by the Federal Reserve Board. As a condition to the exercise of this Option, the Company may require the Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

6.	Termination of Relationship; Leaves of Absence.

(i)

Termination of Relationship. In the event of termination of the Optionee’s Continuous Status as an Employee or Consultant, the Optionee may, to the extent otherwise so entitled at the date of such termination (the “Termination Date”),

Stock Option Agreement for U.S. Employees (May 2013)	3

exercise this Option during the Post Termination Exercise Period set forth in the Notice of Grant. To the extent that the Optionee was not entitled to exercise this Option at the date of such termination, or if the Optionee does not exercise this Option within the time specified in the Notice of Grant, the Option shall terminate. Further, to the extent allowed by applicable law, if the Optionee is indebted to the Company on the date of termination, the Optionee’s right to exercise this Option shall be suspended until such time as the Optionee satisfies in full any such indebtedness.

(ii)	Leaves of Absence. Unless otherwise expressly provided in a Company leave of absence vesting policy approved by the Administrator or otherwise by the Administrator, and subject to compliance with all applicable laws relating to the Optionee’s employment by the Company, Parent or Subsidiary (as applicable), in the event the Optionee takes an authorized leave of absence from the Company, Parent or Subsidiary (as applicable), each vesting date specified in the vesting schedule set forth in the Notice of Grant that has not occurred as of the commencement of such leave of absence shall be tolled for the number of calendar days that the Optionee is on such leave of absence, beginning with the commencement date of such leave of absence, but not beyond the expiration date set forth in the Notice of Grant. (For example, if the scheduled vesting date is January 1, 2014 and, prior to that date the Optionee commences a leave of absence spanning 365 calendar days, the vesting date shall (unless otherwise expressly provided in a Company leave of absence policy approved by the Administrator or otherwise by the Administrator) be tolled for 365 days and shall become January 1, 2015.)

7.	Disability of Optionee. Notwithstanding the provisions of Section 6 above, in the event of termination of the Optionee’s Continuous Status as an Employee or Consultant as a result of Total Disability, the Optionee may, but only within twelve (12) months from the date of termination of employment (but in no event later than the expiration date set forth in the Notice of Grant), exercise the Option to the extent otherwise so entitled at the date of such termination. To the extent that the Optionee was not entitled to exercise the Option at the date of termination, or if the Optionee does not exercise such Option (to the extent otherwise so entitled) within the time specified in this Agreement, the Option shall terminate.

8.

Death of Optionee. In the event of the death of the Optionee during the period of the Optionee’s Continuous Status as an Employee or Consultant, or within thirty (30) days following the termination of the Optionee’s Continuous Status as an Employee or Consultant, the Option may be exercised, at any time within twelve (12) months following the date of the Optionee’s death (but in no event later than the expiration date set forth in the Notice of Grant), by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Optionee was entitled to exercise the Option at the date of death or, if earlier, the date of termination of the Optionee’s Continuous Status as an Employee or Consultant. To the extent that the Optionee was not entitled to exercise the Option at the date of death or termination, as the case may be, or if the Optionee’s estate or the person who acquired the right to exercise the Option by bequest or inheritance does not exercise such Option (to

Stock Option Agreement for U.S. Employees (May 2013)	4

the extent otherwise so entitled) within the time specified in this Agreement, the Option shall terminate.

9.	Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution. The designation of a beneficiary does not constitute a transfer. This Option may be exercised during the lifetime of the Optionee only by the Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

10.	Term of Option. This Option may not be exercised after the expiration date set forth in the Notice of Grant, and may be exercised on or prior to such date only in accordance with the Plan and the terms of this Option.

11.	No Right to Continued Employment. The Optionee understands and agrees that the vesting of Shares pursuant to the Vesting Schedule and Section 2 above is earned only by continuing as an Employee or Consultant at the will of the Company (not through the act of being hired, being granted this Option or acquiring Shares under this Agreement). The Optionee further acknowledges and agrees that nothing in this Agreement, nor in the Plan which is incorporated in this Agreement by reference, shall confer upon the Optionee any right with respect to continuation as an Employee or Consultant with the Company, a Parent, or any Subsidiary, nor shall it interfere with or restrict in any way the right of the Company, a Parent or any Subsidiary, which is hereby expressly reserved, to remove, terminate or discharge the Optionee at any time for any reason whatsoever, with or without cause and with or without advance notice.

12.	Notice of Disqualifying Disposition of Incentive Stock Option Shares. If the Option granted to the Optionee in this Agreement is an Incentive Stock Option, and if the Optionee sells or otherwise disposes of any of the Shares acquired pursuant to the Incentive Stock Option on or before the later of (i) the date two years after the date of grant specified in the Notice of Grant (the “Date of Grant”), or (ii) the date one year after transfer of such Shares to the Optionee upon exercise of the Incentive Stock Option, the Optionee shall notify the Company in writing within thirty (30) days after the date of any such disposition. The Optionee agrees that the Optionee may be subject to the tax withholding provisions of Section 14 below in connection with such sale or disposition of such Shares.

13.	No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Optionee’s participation in the Plan, or the Optionee’s acquisition or sale of the underlying Shares. The Optionee is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

Stock Option Agreement for U.S. Employees (May 2013)	5

14.	Tax Withholding. The Optionee shall pay to the Company promptly upon request, and in any event at the time the Optionee recognizes taxable income in respect of the Option, an amount equal to the taxes the Company determines it or the Optionee’s employer is required to withhold under applicable tax laws with respect to the Option. Such payment may be made by any of, or a combination of, the following methods: (i) cash or check; (ii) out of the Optionee’s current compensation; (iii) by surrender of other shares of Common Stock of the Company which (a) in the case of shares initially acquired from the Company (upon exercise of a stock option or otherwise), have been owned by the Optionee for such period (if any) as may be required to avoid a charge to the Company’s earnings, and (b) have a Fair Market Value on the date of surrender equal to the amount required to be withheld; (iv) by electing to have the Company withhold from the Shares to be issued upon exercise of the Option that number of Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld or (v) by delivery of a properly executed Exercise Notice together with irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds required to pay the amount required to be withheld; provided that the Administrator may from time to time limit the availability of any non-cash payment alternative. For these purposes, the Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined (the “Tax Date”).

All elections by the Optionee to have Shares withheld to satisfy tax withholding obligations shall be made in writing in a form acceptable to the Administrator and shall be subject to the following restrictions:

(i)	the election must be made on or prior to the applicable Tax Date;

(ii)	once made, the election shall be irrevocable as to the particular Shares of the Option as to which the election is made;

(iii)	all elections shall be subject to the consent or disapproval of the Administrator; and

(iv)	if the Optionee is subject to Section 16 of the Exchange Act, the election must comply with the applicable provisions of Rule 16b-3 promulgated under the Exchange Act and shall be subject to such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

15.	Notices. Any and all notices, designations, consents, offers, acceptances and any other communications provided for herein shall be given in writing and shall be delivered either personally or by registered or certified mail, postage prepaid, which shall be addressed, in the case of the Company to both the Chief Financial Officer and the General Counsel of the Company at the principal office of the Company and, in the case of the Optionee, to the Optionee’s address appearing on the books of the Company or to the Optionee’s residence or to such other address as may be designated in writing by the Optionee. Notices may also be delivered to the Optionee, during his or her employment, through the Company’s inter-office or electronic mail systems.

Stock Option Agreement for U.S. Employees (May 2013)	6

16.	Bound by Plan. By signing this Agreement, the Optionee acknowledges that he/she has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan.

17.	Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and of the Optionee and the beneficiaries, executors, administrators, heirs and successors of the Optionee.

18.	Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

19.	Invalid Provision. The invalidity or unenforceability of any particular provision hereof shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision had been omitted.

20.	Governing Law/Choice of Venue.

(i)	This Agreement and the rights of the Optionee hereunder shall be construed and determined in accordance with the laws of the State of Delaware (without giving effect to the conflict of laws principles thereof), as provided in the Plan.

(ii)	For the purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by the Option grant or this Agreement, the parties hereby submit and consent to the exclusive jurisdiction of the State of California where this grant is made and/or to be performed and agree that such litigation shall be conducted only in the courts of Santa Clara County, California, or the federal court of the United States for the Northern District of California, and no other courts.

21.	Imposition of Other Requirements. If the Optionee relocates to another country after the Date of Grant, the Company reserves the right to impose other requirements on the Optionee’s participation in the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require the Optionee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

22.	Recoupment. Notwithstanding any other provision herein, the recoupment or “clawback” policies adopted by the Administrator and applicable to equity awards, as such policies are in effect from time to time, shall apply to the Option and any Shares that may be issued in respect of the Option.

23.	Entire Agreement. This Agreement, the Notice of Grant and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and therein and supersede all prior communications, representations and negotiations in respect thereto.

24.	Modifications. No change, modification or waiver of any provision of this Agreement shall be valid unless the same is in writing and signed by the parties hereto.

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25.	Signature. This Agreement shall be deemed executed by the Company and the Optionee as of the Date of Grant upon execution by such parties (or upon the Optionee’s online acceptance) of the Notice of Grant.

Stock Option Agreement for U.S. Employees (May 2013)	8